Exhibit 13

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Adherex Technologies Inc. (the “Company”) on Form 20-F for the period ended December 31, 2005, (the “Report”), each of the undersigned, William P. Peters, Chairman and Chief Executive Officer of the Company, and James A. Klein, Jr., Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2006

	By:	/s/ William P. Peters
William P. Peters
Chairman and Chief Executive Officer

Date: March 30, 2006	By:	/s/ James A. Klein, Jr.
James A. Klein, Jr.
Chief Financial Officer